Email Subject: **Gaucho Holdings Stockholder Update - August 2024**

View in browser

GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA


ALGODON
WINE ESTATES
DESCUBRÍ NUESTRO
NUEVO VINO ROSADO
CHARDONNAY - PINOT NOIR
the pinnacle club
ALGODON

Dear Stockholders,

We are pleased to provide you with an update on the current state of Argentina's macroeconomic environment and how it influences our strategic positioning at Gaucho Holdings (NASDAQ:VINO).

The recent economic reforms enacted by President Javier Milei have significantly influenced Argentina's financial landscape. Through substantial spending cuts and other austerity measures, monthly inflation has cooled considerably, **dropping from a three-decade high** of 25.5% in December 2023 to 4.6% in June 2024. Although these measures have created challenges for some sectors, there is a growing sense of optimism as we observe positive shifts in the broader economic context. Notably, **the International Monetary Fund has projected a potential rebound for Argentina in 2025**, which aligns with our cautious yet optimistic outlook.

Furthermore, Argentina is now on the radar for a potential upgrade to emerging market status by index provider MSCI. Such a reclassification

could **potentially attract nearly $1 billion in investor inflows into the country's stocks,** according to JPMorgan. This development underscores the rising interest in Argentine assets and aligns with the perspectives shared by Andrew Cummins, founder of Explorador Capital Management. Cummins, who has closely followed the region's economic evolution, views the ongoing policy shifts as a catalyst that could unlock Argentina's human and economic potential, potentially positioning the country as a leading market globally in the years to come.

As we continue to monitor these macroeconomic trends, we are also observing a resurgence in Argentina's real estate sector, particularly with **the reawakening of the mortgage market**. Recent reductions in interest rates have prompted a wave of activity in home-loan applications, signaling renewed confidence in property investments. This momentum presents a timely opportunity for Gaucho Holdings to strategically position itself within this expanding market. As a NASDAQ-listed entity, we beleive we are well-placed to capitalize on the increasing demand for high-quality assets, further aligning with our long-term vision.



CASA GAUCHO @ ALGODON WINE ESTATES

Corporate Updates

We are very pleased to announce the addition of **David Reinecke to our Board of Directors**. David's extensive experience in finance and corporate strategy is a valuable asset as we navigate the evolving market landscape in Argentina. His insights and expertise will be instrumental as we explore and capitalize on new opportunities

emerging in Argentina's dynamic new environment. We feel confident his contribution will strengthen our efforts and align with our long-term strategic goals.

At the same time, we would like to extend **our heartfelt thanks to Peter Lawrence, who has retired from our Board this month**. Peter has been a longstanding member, providing invaluable insight and guidance throughout his tenure. We are deeply grateful for his many contributions, and we wish him the very best in his future endeavors.


ALGODON
ACEITE DE OLIVA VIRGEN EXTRA


ARBEQUINA


ARAUJO


ALGODON
EMPELTRE


PENDOLINO

Expanding Our Argentine Offerings with Algodon EVOO

We are excited to announce the launch of **Algodon Extra Virgin Olive Oil**, now available on our Argentine e-commerce site. This new product reflects the same dedication and passion that we bring to all of our offerings. Sourced from four varieties of olive trees grown at our estate in San Rafael, Mendoza, this olive oil captures the essence of our commitment to quality.

Looking ahead to 2025, we aim to bring Algodon Extra Virgin Olive Oil to the U.S. market, with a strong focus on e-commerce. Argentina's unique advantage in olive oil production lies in its ability to offer a fresher product to consumers. Unlike the major olive oil-producing countries in Europe, which harvest during the opposite season, Argentina's location allows us to deliver younger, fresher olive oil to the shelves. We believe this will be a compelling advantage as we introduce this exceptional product to the U.S. market.


ALGODON
FINE WINES
SAN RAFAEL, MENDOZA
ACEITE DE OLIVA
PROMOCIÓN LANZAMIENTO 40% OFF
ALGODON
+54 9 2604 01-8689
Vendedor autorizado
¡40% DE DESCUENTO!


ALGODON
WINE ESTATES
Frescura y elegancia
en una sutil brisa floral
ALGODON
2022
DESCUBRÍ NUESTRO
NUEVO VINO ROSADO
CHARDONNAY - PINOT NOIR


ALGODON
FINE WINES
SAN RAFAEL, MENDOZA
3J's IMPORTS
LLC
ALGODON
WINE ESTATES
ARGENTINA
MALBEC

Algodon Fine Wines U.S. Expansion and Distribution

We are pleased to announce our new partnership with **3J's Imports**, a privately owned, family-run wine import and distribution company.

Going forward, 3J's Imports will serve as our U.S. importer, managing the distribution of Algodon Fine Wines across the country. Known for their dedication to curating a portfolio of exquisite wines from around the globe, 3J's is an ideal partner as we work to expand our presence in the U.S. market. We are excited to collaborate with them and look forward to the opportunities this partnership will bring.

Our efforts to expand our U.S. market reach also include a significant push in e-commerce and direct sales. We are currently in the final stages of discussions with a major distributor in Florida, which, once finalized, will grant us access to an extensive retail network throughout the state. We look forward to sharing more details about this partnership in the coming days.

In the meantime, we encourage you to keep an eye out for **our newest vintages, expected to arrive stateside in just a few weeks**. These wines will soon be available at algodonfinewines.com, in select wine shops across the U.S., and through 3J's Imports at various retailers, including Fanwood Liquors, Sebonack Golf & Country Club, Off the Hook Restaurant, The Frog and the Peach Restaurant, Dittrick's Wine & Liquors, and Vineborough Lounge & Liquors, among others.


ALGODON


ALGODON


ALGODON

New Additions to Our Wine Portfolio

We are thrilled to announce the upcoming stateside arrival of the newest additions to our wine portfolio. This collection will feature two new sparkling wines, a distinctive **"Two Vineyard" Chardonnay-Pinot Noir blend**, and our **Winemaker's Selection**, expertly crafted by Mauro Nosenzo. Each of these wines reflects the unique terroir and innovative spirit of Algodon Fine Wines, underscoring our commitment to producing wines that captivate and delight.

Additionally, we are excited to introduce our newest creation—a crisp and delicious **Rosé**. This wine is the result of meticulous cultivation and winemaking processes, carefully designed to capture the essence of our vineyards in a refreshingly elegant form. We look forward to bringing this Rosé stateside later this year, confident that it will quickly become a beloved choice among our discerning clientele.


ALGODON WINE ESTATES

Wine Sales and Infrastructure Enhancements

Year-to-date **wine sales in Argentina for 2024 have seen a 190% increase** compared to the same period last year. This growth is largely attributable to the expansion of our distribution networks throughout Argentina, as well as other strategic initiatives that have bolstered our market presence.

Key recent improvements include enhancements to our operational infrastructure and distribution channels in Argentina. Our in-house wine sales management team has worked diligently alongside our Argentina e-commerce platform and other distributors to drive this success.

Building on this momentum, **we are now focused on significantly increasing our production capacity**. In the past, we sold surplus estate-grown grapes to local wine producers due to our limited production capacity and the economic constraints of the prevailing exchange rate. However, with President Milei's devaluation of the peso creating more favorable economic conditions, we believe the time is right to scale. With the completion of our winery expansion, we plan to add 400 French oak barrels, which will allow us to increase our

production capacity tenfold, reaching up to 360,000 bottles. This initiative, driven by our growing sales, aims to achieve maximum capacity over the coming years. Such expansion has the potential to generate millions of dollars in additional revenue, further strengthening our growth trajectory in the market.


MALBEC 2021
ALGODON
FINE WINES

ALGODON WINE ESTATES - WINERY

We are also pleased to report that we have completed a series of infrastructure upgrades at our San Rafael, Mendoza winery and estate, Algodon Wine Estates. These upgrades include the introduction of new French oak barrels, the expansion of the winery's barrel storage area, the addition of new stainless-steel tanks, and an enhanced bottling area. A state-of-the-art bottling and labeling machine has been installed, streamlining our bottling processes while maintaining the high-quality standards that define Algodon Fine Wines. Furthermore, we have introduced a new private wine barrel area exclusively for estate residents and homesite owners, offering them the unique opportunity to collaborate with our expert winemaker to blend their own wines.





Algodon Hotels Enhancements

During the Argentine winter months, we have been hard at work tending to the vines—pruning and cleaning the vineyards—and making significant improvements to our properties at Algodon Mansion in Buenos Aires and Algodon Wine Estates in San Rafael, Mendoza. These enhancements are strategically aimed at capitalizing on the anticipated increase in business and tourism traffic under **President Javier Milei's business-friendly administration**. As Argentina opens its doors to more business travelers, we are preparing our properties to meet the growing demand.






Recent upgrades at Algodon Mansion this year include the addition of a new **1,300-square-foot Royal Suite and a lobby renovation** featuring a new piano bar, all designed to elevate the guest experience. Additionally, we are excited to soon unveil our designs and expansion plans for the Algodon Wine Estates Lodge in San Rafael—stay tuned for that announcement in the days ahead.

As part of our ongoing initiatives, we recently hosted 19 international travel companies at both Algodon Mansion and Algodon Wine Estates. This networking event was designed to increase both bookings and rates, further positioning Algodon Mansion as a premier luxury hospitality destination. Moreover, Algodon Mansion serves as a key ambassador and sales tool for Gaucho Holdings' $100 million luxury vineyard real estate project in San Rafael, Mendoza.

Experience Algodon Mansion: Luxury, style, and the finest Argentine wines, we invite you to **watch a short video on our YouTube channel**. Pleas click below.


YouTube
VIEW
ON OUR
CHANNEL
ALGODON
Life!



ARGENTINE ARTIST AND PHOTOGRAPHER, ALDO SESSA

Celebrating Argentine Culture: New Collaborations and Upcoming Collections

We are thrilled to announce our recent **collaboration with renowned Argentine artist Aldo Sessa**. This partnership is designed to celebrate and elevate Argentine culture across our luxury hospitality and e-commerce platforms, offering exclusive art and luxury products that reflect the rich heritage of Argentina. Aldo Sessa's works will be prominently featured throughout several of our assets, including our hotels and e-commerce properties, enhancing both the aesthetic and cultural value of our offerings.





PHOTOGRAPHS BY ALDO SESSA

In addition to this exciting collaboration, we are pleased to share that our new collection for **Gaucho – Buenos Aires** (gaucho.com) is currently in production and is slated for release in Q4, just in time for the holiday season. This launch represents a significant push for our e-commerce platform, where we aim to offer a curated selection of products that embody the spirit of Argentine craftsmanship and design.

These initiatives align seamlessly with our mission to bring the finest elements of Argentine culture to a global audience, and we are excited to share these exceptional offerings with you in the coming months.



ALGODON ESTANCIA CURRENTLY UNDER CONSTRUCTION

Algodon Wine Estates – Private Estancias

We are pleased to report continued momentum at our luxury real estate project, **Algodon Wine Estates – Private Estancias**. Over the past few months, we have secured several more lot sales, with new homes already under construction. These impressive properties, including a 546 square meter (5,887 square foot) estancia and a 739 square meter (7,954 square foot) estancia, are slated for completion in 2025 and promise to be stunning examples of luxurious living in one of Argentina's most scenic regions.





ALGODON ESTANCIA CURRENTLY UNDER CONSTRUCTION

Our newest homes embody a level of quality and luxury that drive increased interest and value for the surrounding land. As we continue to cultivate what we envision as **the "Beverly Hills" of vineyard and wellness living in Mendoza**, we anticipate significant growth potential in vineyard estate sales, with projections ranging from **$80 to $100 million in the coming years, as Argentina's real estate values escalate**.

Additionally, we are excited to announce that JetSMART and American Airlines have recently launched their first shared route between the U.S. and Mendoza, allowing travelers to bypass Buenos Aires and reach us more directly. This new route offers a more convenient travel option for our international residents and guests, further enhancing the appeal of Algodon Wine Estates.

In addition, we recently launched **The Pinnacle Club**, an exclusive, private club designed for passionate young professionals and entrepreneurs. This initiative offers a vibrant community and a gateway to upscale living, providing a unique networking opportunity for emerging leaders in one of Argentina's most picturesque settings.


the pinnacle club
AT
ALGODON
WINE ESTATES
PRIVATE ESTANCIAS

Vineyard Home Rental Program

This year, we also announced the launch of our **vineyard home rental program at Algodon Wine Estates**. This initiative allows private homeowners within the estate to list their luxury vineyard homes for short or long-term stays through our resort's hospitality portal, available at www.algodonwineestates.com.

The introduction of this program represents a significant milestone in our journey. By **offering homeowners the opportunity to generate rental income**, we enhance the value proposition of owning a property at Algodon Wine Estates. This innovative approach aligns perfectly with our vision of providing unique luxury experiences while expanding our reach in the luxury real estate market.

Our presence in Argentina since 2007 has uniquely positioned us to seize the investment opportunities in the region. With well-established operations and a seasoned management team, we are

poised to set new benchmarks in luxury real estate and resort living, further solidifying our standing in the market.


ALGODON
BOOK NOW
Elevate Your Lifestyle
LUXURY HOMES, HOSPITALITY & FINE WINES
ALGODON
BOOK NOW
Luxury Homesites
A WINE, WELLNESS & CULINARY LIFESTYLE COMMUNITY

ALGODON WINE ESTATES HOME RENTAL PROGRAM

In Summary

We are pleased to announce our **partnership with the Consulate General of Argentina**, with whom we anticipate organizing **wine-tasting events at Argentine embassies in strategically selected cities around the world**. This collaboration will allow us to leverage their extensive network to showcase the breadth of our offerings, create new connections, and explore timely opportunities in the global market. As we continue to capitalize on the increasing demand for high-quality assets, we believe Gaucho Holdings is uniquely positioned to participate in the anticipated growth of Argentine asset values.

With the positive macroeconomic changes happening in Argentina, we see this as the ideal time to expand our real estate holdings and enhance the projects and assets we currently have. Our strategy has always been rooted in a contrarian mindset—entering Argentina with a long-term vision despite challenges. Now, as the country embarks on a **new era of potential prosperity**, we are prepared to capitalize on the opportunities ahead. Our focus remains on acquiring more land, improving our existing assets, and leveraging these investments to generate stronger cash flows in the years to come.

In what we now call **the "New Argentina,"** we see the potential for our **real estate holdings to serve as a hedge against U.S. inflation** and a pathway to significant value creation over the coming years and potentially decades. Argentina is becoming a land of opportunity and prosperity, where even slight improvements in values can create exponential potential. With real estate assets currently selling at an 80-90% discount compared to comparable locations globally, **the reignition of the mortgage market marks a step-by-step**

emergence of this new Argentina. Though this transformation will take time, we believe that entering early rather than late will yield the greatest rewards.

We extend our profound **thanks to the entire Gaucho team, both in the USA and Argentina**, for their steadfast support during tumultuous times and for their continued efforts in driving value and revenue growth. Together, we have anxiously awaited the positive changes now unfolding in Argentina, and we are committed to growing and leveraging all the opportunities that lie ahead in the coming years.

We also thank you for your continued support and look forward to sharing more exciting developments with you in the near future.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this anouncement includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

112 NE 41st Street, Suite #106 Miami, FL 33137